Exhibit 99.1

API Nanotronics Acquires All The Assets Of NanoOpto Corp.

NEW YORK—(MARKET WIRE)—July 23, 2007 — API Nanotronics, Corp. (OTC BB: APIO) (“API”) (the “Company”) a leading supplier of electronic components to the defense and communications sectors, is pleased to announce that it has acquired all of the assets of NanoOpto Corp., a nanotechnology pioneer specializing in processes for next generation optical components.

The transaction includes all of NanoOpto’s intellectual property related to the design and high volume nano-fabrication of nano-optic devices for optical components as well as state of the art equipment at its ISO 9001:2000 registered nano-fabrication facility located in Somerset, New Jersey. The facility is fully operational and capable of significant volume production of nanotechnology derived optical and electronic components. In 2006, NanoOpto Corp.’s proprietary technologies and processes were recognized by Lux Research, a leading nanotechnology research firm, as the #1 Nanotechnology Company for partnership value. The company is also one of the first nanotechnology companies to successfully commercialize products in collaboration with world leading technology companies like Sumitomo Metal Mining and raised venture funding in excess of $50 million from several respected technology investors.

Dr. Martin Moskovits, Chief Technology Officer of API, stated, “The NanoOpto nanofabrication facilities will provide API with truly unique and powerful materials processing and fabrication capabilities. These capabilities span the full gamut of silicon wafer processing to the very latest electronic and optical fabrication technologies based in nanoscience and MEMS. This will not only expand API’s abilities to better serve its current customers and develop new electronic products but also open up possibilities for new business based on hybrid optics. These assets and facilities will also be the centerpiece of API’s Research and Development program.”

Phillip DeZwirek, Chairman and CEO of API, stated, “This acquisition gives us the tools to accomplish the goals we have set for the company. We have the people, we have the customers, and we now have the technology and facilities to deliver next generation nanotechnology products. This puts us ahead of schedule in terms of capabilities we hoped to offer our customers. There is tremendous opportunity for API across its markets. These assets solidify the Company’s position in electronics and nanotechnology.”

About API Nanotronics Corp.

API Nanotronics Corp. through its wholly owned subsidiaries API Electronics Inc., National Hybrid Inc., Filtran Group, TM Systems and Keytronics, is engaged in the manufacture of electronic components and systems for the defense and communications industries. With a growing list of blue chip customers, including Honeywell/Allied Signal, General Dynamics, Lockheed Martin, and numerous other top technology-based firms around the world, API regularly ships off-the-shelf and custom designed products to clients in more than 34 countries. API owns state-of-the-art manufacturing and technology centers in New York, Connecticut and Ontario, Canada and has manufacturing capabilities in China and a distribution center in Britain. API Nanotronics trades on the OTC Bulletin Board under the symbol APIO. For further information, please visit the company website at www.apinanotronics.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which API Nanotronics Corp. and its subsidiaries and affiliates have little or no control.

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ON BEHALF OF THE BOARD

API Nanotronics Corp.

Phillip DeZwirek, CEO

FOR FURTHER INFORMATION, PLEASE CONTACT:

Steve Bulwa, Director of Corporate Communications at:

TEL: 1-877-API-O-API (274-0274) | investors@apinanotronics.com